Oppenheimer Quest Value Fund, Inc.
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date               Capital Gains           Price

Class A Shares
  12/22/87               0.1530000         1.1230000               22.840
  12/27/88               0.3040000         1.1180000               25.150
  12/28/89               0.7700000         1.6400000               27.600
  12/28/90               0.4890000         0.0000000               25.360
  07/01/91               0.0000000         0.0000000               10.040
  12/17/91               0.0000000         0.6390000                9.720
  12/30/91               0.0730000         0.0000000               10.380
  12/18/92               0.0430000         0.5450000               11.640
  12/31/92               0.0040000         0.0000000               11.770
  11/22/93               0.0000000         0.4693000               11.740
  12/31/93               0.0404000         0.0000000               12.020
  12/05/94               0.0000000         0.8279000               11.130
  12/30/94               0.0830000         0.0000000               11.200
  12/20/95               0.1030000         0.9772000               14.050
  12/10/96               0.0723000         0.9221900               16.890


Class B Shares
  11/22/93               0.0000000         0.4693000               11.730
  12/31/93               0.0306000         0.0000000               12.020
  12/05/94               0.0000000         0.8279000               11.070
  12/30/94               0.0743000         0.0000000               11.140
  12/20/95               0.0660000         0.9772000               13.930
  12/10/96               0.0148000         0.9221900               16.710


Class C Shares
  11/22/93               0.0000000         0.4693000               11.730
  12/31/93               0.0325000         0.0000000               12.020
  12/05/94               0.0000000         0.8279000               11.060
  12/30/94               0.0813000         0.0000000               11.130
  12/20/95               0.0510000         0.9772000               13.930
  12/10/96               0.0143700         0.9221900               16.700


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Oppenheimer Quest Value Fund, Inc.
Page 2


  1. Average Annual Total Returns for the Periods Ended 10/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maxiExamples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  {($1,182.03/$1,000)^ 1} - 1 =  18.20%    {($1,254.11/$1,000)^ 1} - 1 =  25.41%

  Five Year                                Five Year

  {($2,231.93/$1,000)^.2} - 1 =  17.42%    {($2,368.03/$1,000)^.2} - 1 =  18.82%

  Ten Year                                 Ten Year

  {($4,365.97/$1,000)^.1} - 1 =  15.88%    {($4,632.42/$1,000)^.1} - 1 =  16.57%


Class B Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 2.00% for the inception year:

  One Year                                 One Year

  {($1,197.13/$1,000)^ 1} - 1 =  19.71%    {($1,247.13/$1,000)^ 1} - 1  = 24.71%

  Inception                                Inception

  {($2,020.21/$1,000)^.24} - 1 = 18.38%    {($2,040.22/$1,000)^.24} - 1 = 18.66%


Class C Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                                 One Year

  {($1,237.85/$1,000)^ 1} - 1  = 23.79%    {($1,247.86/$1,000)^ 1} - 1  = 24.79%

  Inception                                Inception

  {($2,039.93/$1,000)^.24} - 1 = 18.66%    {($2,039.93/$1,000)^.24} - 1 = 18.66%



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Oppenheimer Quest Value Fund, Inc.
Page 3


2. Cumulative Total Returns for the Periods Ended 10/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maxiExamples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,182.03 - $1,000/$1,000  =   18.20%    $1,254.11 - $1,000/$1,000  =   25.41%

  Five Year                                Five Year

  $2,231.93 - $1,000/$1,000  =  123.19%    $2,368.03 - $1,000/$1,000  =  136.80%

  Ten Year                                 Ten Year

  $4,365.97 - $1,000/$1,000  =  336.60%    $4,632.42 - $1,000/$1,000  =  363.24%


Class B Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 2.00% for the inception year:

  One Year                                 One Year

  $1,197.13 - $1,000/$1,000  =   19.71%    $1,247.13 - $1,000/$1,000  =   24.71%

  Inception                                Inception

  $2,020.21 - $1,000/$1,000  =  102.02%    $2,040.22 - $1,000/$1,000  =  104.02%


Class C Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                                 One Year

  $1,237.85 - $1,000/$1,000  =   23.79%    $1,247.86 - $1,000/$1,000  =   24.79%

  Inception                                Inception

  $2,039.93 - $1,000/$1,000  =  103.99%    $2,039.93 - $1,000/$1,000  =  103.99%